Exhibit 99.2

For Immediate Release

Harmonic Adds Executive and Board Leadership

SAN JOSE, Calif. — July 24, 2012 — Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, today announced key appointments to its executive team and board of directors. Peter Alexander, the company’s new senior vice president and chief marketing officer, drives Harmonic’s global corporate marketing initiatives. Krishnan Padmanabhan, named senior vice president of video products, leads the management of Harmonic’s extensive video product and solutions portfolio. Alexander and Padmanabhan will be fundamental in Harmonic’s efforts to accelerate its success in broadcast and IP-based video production, playout, and all delivery service provider markets. Joining Harmonic’s board is Mitzi Reaugh, senior vice president, strategy and business development at Miramax, a leading independent film and television studio.

Harmonic’s Nimrod Ben-Natan now heads up the company’s new Edge and Access business unit as senior vice president and general manager. In this role, Ben-Natan will oversee R&D and product management for Harmonic’s market-leading edge and access products, including its emerging CCAP initiative, with the goal of leveraging the company’s market position and increasing footprint and revenue. For the past five years, Ben-Natan has successfully led Harmonic’s product marketing, solutions and strategy group.

“To continue to drive our market leadership and scale our business in light of the many new opportunities in our markets, we are sharpening our focus on key growth initiatives, including expansion in new media and in IP-based infrastructures and applications,” said Harmonic president and CEO Patrick Harshman. “The new senior management team’s experience in scaling tech businesses, as well as their expertise in engineering, marketing, and sales, combined with the media and entertainment industry perspective that Mitzi brings to our board, position Harmonic to pursue this growth strategy aggressively.”

Alexander joins Harmonic with more than three decades of experience in sales, marketing, and engineering hardware and software solutions for the telecommunications industry. A proven marketing executive with broad experience managing multibillion-dollar product lines, as well as executing global marketing strategies, he spent 15 years with Cisco Systems, where he served as vice president of worldwide field marketing. Alexander earned his B.Eng from the University of Bradford and his MBA from the University of California, Berkeley.

Padmanabhan joins Harmonic after having most recently served as vice president and general manager of the Manageability and Ecosystem Integration business unit at NetApp, where his organization focused on storage management solutions, as well as integration of storage infrastructure with business-critical applications. Padmanabhan earned his BSE in aerospace engineering from Princeton University and his M.S. and a Ph.D. in mechanical engineering from Stanford University.

Both Padmanabhan and Alexander will be based in San Jose and report directly to Harshman.

Reaugh leads business development and key strategic initiatives for Miramax, including international opportunities and digital business extensions. Reaugh previously served as senior vice president of client solutions at The Nielsen Company, where she developed business strategies for worldwide media leaders and contributed to Nielsen’s global growth strategy. As part of NBC Universal’s Digital Media organization, Reaugh was a core member of the team that founded Hulu.com and was later appointed General Manager of the NBC Digital Health Network. Reaugh holds a Bachelor of Arts in Economics from Claremont McKenna College and an MBA in Finance and Strategic Management from The Wharton School at the University of Pennsylvania.

Further information about Harmonic is available at www.harmonicinc.com.

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About Harmonic

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to Harmonic’s efforts to accelerate its success in the broadcast and IP-based video production, playout, and delivery service markets, its emerging CCAP initiative and goal of leveraging its edge and access market position and increasing footprint and revenue, and its focus on key growth initiatives, such as expansion in new media and IP-based infrastructures and applications, and its position to pursue this growth strategy aggressively. Our expectations and beliefs regarding one or all of these matters may not materialize and are subject to risks and uncertainties, including the possibility that any of such efforts, initiatives, goals or focus may not be successful.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, such as those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec.31, 2011, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to Harmonic as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

NOTE TO EDITOR — Product and company names used herein are trademarks or registered trademarks of their respective owners.

CONTACTS:

Paulien Ruijssenaars	Harmonic Investor Relations Contact
Director of Public Relations for Harmonic	Michael Bishop
+1.408.490.7021	+1.408.542.2760
paulien.ruijssenaars@harmonicinc.com	investor@harmonicinc.com

Photo Link: www.202comms.com/Harmonic/ExecAppts.zip